UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2016

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 4, 2016, Visteon Corporation (the “Company”) approved the departure from the Company of Mr. Peter M. Ziparo, Vice President and General Counsel, effective as of March 31, 2016. Mr. Ziparo will receive the benefits as provided under his Change in Control Agreement and other existing plans and award agreements of the Company, as substantially described in the Company’s 2015 proxy statement. Mr. Ziparo will also agree to certain non-disparagement, confidentiality, non-solicitation and non-competition covenants.

(e)    On March 4, 2016, the Organization and Compensation Committee of the Board of Directors of the Company approved merit-based increases to the annual base salaries for certain officers of the Company effective April 1, 2016, including a 3% increase for Mr. Sachin Lawande, the Company’s President and Chief Executive Officer. In addition, on March 4, 2016, the committee approved an increase in the annual incentive bonus target opportunity for Mr. Lawande to 110% from 100% (as a percentage of his annual base salary), commencing with the 2016 annual incentive bonus cycle.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On March 9, 2016, the Company announced the appointment of Mr. Brett Pynnonen to the position of Vice President and General Counsel of the Company effective as of March 14, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated March 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: March 9, 2016	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press release dated March 9, 2016.